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                                                                    EXHIBIT 23.1



                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Coho Energy, Inc.:


We consent to incorporation by reference in the registration statements (Nos. 33-87204, 33-87206, 33-87208, 333-13577 and 333-13579) on Form S-8 of Coho
Energy, Inc. of our report dated February 24, 1995, relating to the consolidated statements of earnings, shareholders' equity, and cash flows of Coho Energy, Inc. and subsidiaries for the year ended December 31, 1994, which report appears in the December 31, 1996, annual report on Form 10-K of Coho Energy, Inc.

                                       KPMG Peat Marwick LLP




Dallas, Texas
March 13, 1997